12% SECURED CONVERTIBLE PROMISSORY NOTE

$250,000 April __, 2008

FOR VALUE RECEIVED, bioMETRX, Inc. (the "Company" or the "Maker") promises to pay to the order of Biometrics Investors, LLC (the "Holder" or the "Payee") or its registered assigns (the "Payee"), upon the terms set forth below, the principal sum of Two Hundred Fifty thousand dollars ($250,000) (this "Note"). Terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Confidential Bridge Note Agreement, dated as of April __, 2008, between the Company and the Holder (the "Bridge Agreement").

1. Payment Terms.

(a) The entire principal amount of this Note, together with all accrued interest, shall be due and payable on the one year anniversary of the date hereof (the "Maturity Date"), unless otherwise set forth herein.

(b) The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 12% per annum, which shall accrue until the earlier of BMRX receiving, in the aggregate, $3,000,000 (on a consolidated basis) in funding, or until October 30, 2008, at which time interest shall be payable on the first business day of each month commencing on November 1, 2008.

(c) All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment.

(d) Except as otherwise set forth in this Note, prepayment shall not be permitted, except with the consent of the Holder. All payments shall be made by the Company, in lawful money of the United States, at the offices of the Company, or such other place as the Holder shall designate by notice to the Company.

2. Secured Obligation. As security for the payment in full of principal, interest and performance under this Note and of all other liabilities and obligations of the Maker to the Payee, Maker and bioMETRX Florida, Inc. hereby grants to the Payee a general security interest in the equity of bioMETRX Florida, Inc. and all of the assets of bioMETRX Florida, Inc. and all proceeds arising therefrom and any and all products of such assets. Maker represents that it is the sole lawful owner of such assets attributable to it, free and clear of any liens and encumbrances, and has the right and power to pledge, sell, assign and transfer absolute title thereto to the Payee and that no financing statement covering such assets has been filed in any jurisdiction. Maker agrees that this security interest shall be a first priority security interest, senior and prior in payment to all other indebtedness and obligations of Maker and its subsidiaries to third parties. Maker hereby authorizes the Payee to file one or more financing statements under the UCC and any amendments thereto or extensions thereof without the signature of the Maker or any of its subsidiaries.

3. Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any

judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of this Note, as and when the same shall become due and payable;

(ii) Maker shall fail to observe or perform any material obligation or shall breach any material term or provision of this Note and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been delivered;

(iii) Maker or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Payee or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in the Bridge Agreement or any other agreement executed in connection herewith and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been delivered;

(iv) Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

(v) Maker or any subsidiary shall default in any of its respective obligations in excess of \$250,000 under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi) Maker (a) shall be a party to any Change of Control Transaction (as defined below), (b) shall agree to sell or dispose all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) shall redeem or repurchase more than a de minimis number of shares of the Maker's capital stock or other equity securities of

Maker, or (d) shall make any distribution or declare or pay any dividends (in cash or other property, other than Common Stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 40% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker or the consolidation or sale of 40% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(b) If any Event of Default occurs, the full principal amount of this Note shall become, at the Payee's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 36% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4. Negative Covenants. So long as any portion of this Note is outstanding, the Maker will not and will not permit any of its subsidiaries to directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its certificate of incorporation, bylaws or other charter documents so as to materially adversely affect any rights of the Payee;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than this Note if on a pro-rata basis, other than regularly scheduled interest payment as such terms are in effect as

of the date hereof; provided, however, that no regularly scheduled principal and interest payments may be made if, at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

f) pay any accrued salaries for any officer or director of the Company or any subsidiary accrued prior to the date hereof;

g) pay cash dividends or distributions on any equity securities of the Maker; or

h) enter into any agreement with respect to any of the foregoing.

"Permitted Indebtedness" shall mean (a) the indebtedness existing on the date of issuance of this Note as disclosed in the disclosure schedules to the Bridge Agreement and (b) indebtedness that (i) is expressly subordinate to the Note pursuant to a written subordination agreement with the Holders that is acceptable to the Holder in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date or (iii) is a material obligation of the Maker, in the case of each individual creditor, vendor or employee, not exceeding, in the aggregate, $50,000.

"Permitted Lien" shall mean the individual and collective reference to the following: (a) liens in connection with this Note; (b) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures; and (c) liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens, statutory landlords' liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien.

5. No Waiver of Payee's Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6. Remedies; Usury. In case any one or more Event of Default shall have occurred and be continuing, the Holder may exercise all remedies permitted by applicable law, without further notice or demand. No failure or delay on the part of the Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and the Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege the Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other

or further notice or demand in similar or other circumstances or constitute a waiver of the right of Company to any other or further action in any circumstances without notice or demand. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

7. Payment of Costs and Expenses. The Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Holder in order to collect the amounts due hereunder or to protect its interests hereunder. The Company further agrees to pay, on demand, all costs and expenses of any endorsement or any guaranty hereof, if any, and/or the enforcement of the Holder's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including reasonable attorney's fees.

8. Waiver of Presentment and Notice of Dishonor. The Company and all others who may at any time be liable hereon in any capacity, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and hereby consent to any and all extensions of time. Renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, and to the release of any collateral securing this Note or any part thereof, with or without substitution, and agree that additional obligors may become parties hereto without notice to the Company and without affecting their liability hereunder.

9. Collection Expenses. If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier, facsimile transmission or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

If to the Company, to:

bioMETRX, Inc.
500 North Broadway
Suite 204
Jericho, New York 11753

With a copy to

D. David Cohen
Attorney at Law
Jericho Atrium
Suite 133
500 No. Broadway
Jericho, New York 11753

If to the Holder:

Biometrics Investors, LLC
95 revere drive, suite A
Northbrook, Illinois 60062

All such notices and communications shall be deemed to have been given in the case of (a) facsimile transmission on the date sent, (b) personal delivery on the date of such delivery, (c) overnight courier on the day following delivery to such courier and (d) mailing on the third day after the posting thereof.

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Bridge Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note or the Bridge Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Bridge Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. Binding; Effect: Successor and Assigns. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not sell or assign or transfer any of its interest hereunder without the prior written consent of the Holder, its successors or assigns.

13. Severability. If any term, condition, or provision of this Note shall be held to be invalid, illegal or unenforceable in any respect, then in such event the remainder of this Note shall not be affected thereby and it shall remain in full force and effect except with respect to such term, condition, or provision.

14. Amendments. No provision of this Note may be amended, waived, modified or discharged orally, by course of dealing or otherwise, without a writing signed by the party to be charged with such amendment, waiver, modification or discharge.

15. Conversion Right. At any time after the consummation by the Company of an equity financing with gross proceeds equal to at least $3,000,000, this Note shall be convertible into shares of common stock of the Company at a conversion price equal to $0.22 per share subject to adjustment for reverse and forward stock splits

the like after the date of the Bridge Agreement; provided, however, this Note shall only be convertible to the extent that the Payee's beneficial ownership of Common Stock does not exceed 4.9% of the Company's issued and outstanding shares of common stock then outstanding. Such shares shall be delivered to the Payee within 3 business days of written notice to the Maker of such conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and un-issued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights. In the event that the Company does not issue the shares upon conversion of this Note, for any reason, on a timely basis, the Maker shall be liable for the difference between the conversion benefit of the Note (ie. the difference between the value of a share of common stock of the Company and the then conversion price of this Note).

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its agent duly authorized, as of the date first written above.

Biometrics Investors, LLC

By: ______________________

bioMETRX, Inc.

By: ______________________

Mark R. Basile, CEO